Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 5, 2021 relating to the financial statements of Superior Industries International, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Superior Industries International, Inc. for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Detroit, Michigan

July 26, 2021